As filed with the Securities and Exchange Commission on November 18, 1998. Registration No. 333-__________




                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.   20549
                                        __________

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          under
                               THE SECURITIES ACT OF 1933
                                        __________
                                 MCMORAN EXPLORATION CO.
                  (Exact name of registrant as specified in its charter)

          DELAWARE                                           72-1424200
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                        Identification No.)


                                    1615 POYDRAS STREET
                               NEW ORLEANS, LOUISIANA 70112
                       (Address, including zip code, of registrant's
                               principal executive offices)


              MCMORAN EXPLORATION CO. ADJUSTED STOCK AWARD PLAN
               MCMORAN EXPLORATION CO. 1998 STOCK OPTION PLAN
     MCMORAN EXPLORATION CO. 1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                                (Full titles of the plans)
                                        __________

                                       JOHN G. AMATO
                                      GENERAL COUNSEL
                                  MCMORAN EXPLORATION CO.
                                    1615 POYDRAS STREET
                               NEW ORLEANS, LOUISIANA 70112
                                      (504) 582-4000
                 (Name, address, including zip code, and telephone number,
                        including area code, of agent for service)

                                         Copy to:

                                    MARGARET F. MURPHY
               JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.
                                  201 ST. CHARLES AVENUE
                             NEW ORLEANS, LOUISIANA 70170-5100

                              CALCULATION OF REGISTRATION FEE

                                                          Proposed maximum       Proposed maximum            Amount of
Title of                        Amount to be              offering price         aggregate                   registration
securities to be registered     registered{(1)}           per unit               offering price              fee
Common Stock (par value $.01
per share)                      2,352,279 Shares          $14.00{(2)}            $32,931,906.00{(2)}         $9,155.07{(2)}

Preferred Stock Purchase
Rights                          2,352,279 Rights          $ --.--{(3)}           $ --.--{(3)}                $ --.--{(3)}

{(1)} Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares and rights registered shall be automatically increased to cover the additional shares and rights in accordance with Rule 416(a) under the Securities Act of 1933.
{(2)} Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based on the pro forma book value per share of Company Common Stock as of June 30, 1998, as reported in the Prospectus of the Company dated October 9, 1998, filed pursuant to Rule 424(b) under the Securities Act of 1933.
{(3)} Preferred Stock Purchase Rights are attached to and will trade with the Common Stock of the Company. The value attributable to such Rights, if any, will be reflected in the market price of such Common Stock. Because no separate consideration is paid for such Rights, the registration fee for such securities is included in the fee for such Common Stock.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by McMoRan Exploration Co. (the "Company") with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference:

     (1) The Company's Prospectus dated October 9, 1998, filed pursuant to Rule 424(b) under the Securities Act of 1933;

     (2) All reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"); and

     (3) The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A filed November 13, 1998, and effective November 16, 1998, by incorporation by reference from pages 119-124 of the Company's Registration Statement on Form S-4 (Registration No. 333-61171), including any amendment thereto or report filed for the purpose of updating such description.

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the SEC, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors, officers, employees, and agents and may purchase and maintain liability insurance on behalf of directors, officers, employees, and agents. In accordance with the DGCL, the Company's Certificate of Incorporation (the "Charter") contains provisions eliminating the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of these provisions, under current Delaware law, a director of the Company will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law, and (d) any transaction from which he or she receives an improper personal benefit. In addition, the Charter provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for beaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. The Company's By-laws require the Company to indemnify its officers and directors against expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been officers or directors.

     The Company has purchased from Reliance Insurance Company and Executive Risk Indemnity Inc. directors and officers liability policies with a combined three-year aggregate limit of $25,000,000 to insure certain liabilities of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     5    Opinion  of  Jones,  Walker,  Waechter,  Poitevent, Carrere  &
          Denegre, L.L.P.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

     24 Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain officers and directors of the Company.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on November 18, 1998.

                                          MCMORAN EXPLORATION CO.



                                          By: /S/ RICHARD C. ADKERSON
                                                  Richard C. Adkerson
                                              Co-Chairman of the Board,
                                                    President and
                                               Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE              TITLE                          DATE



            *               Co-Chairman of the Board       November 18, 1998
     James R. Moffett



 /S/ RICHARD C. ADKERSON    Co-Chairman of the Board,      November 18, 1998
     Richard C. Adkerson    President and Chief Executive Officer
                            (Principal Executive Officer)


            *               Vice Chairman of the Board     November 18, 1998
     Rene L. Latiolais



            *               Director,                      November 18, 1998
     Robert M. Wohleber     Executive Vice President, and
                            Chief Financial Officer
                            (Principal Financial Officer)


            *               Director                       November 18, 1998
     J. Terrell Brown



            *               Director                       November 18, 1998
     Thomas D. Clark, Jr.



            *               Director                       November 18, 1998
     Robert A. Day



            *               Director                       November 18, 1998
     Gerald J. Ford



            *               Director                       November 18, 1998
     B.M. Rankin, Jr.



            *               Vice President and Controller - November 18, 1998
   C. Donald Whitmire, Jr.  Financial Reporting
                            (Principal Accounting Officer)


*By:  /S/ RICHARD C. ADKERSON
          Richard C. Adkerson
          Attorney-in-Fact

                           EXHIBIT INDEX


                                                                  SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER           DESCRIPTION OF EXHIBITS                                  PAGE


5         Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
          Denegre, L.L.P.

23.1      Consent of Arthur Andersen LLP.

23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

24 Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain officers and directors of the Company.